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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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To Moto Guzzi Corp.:

As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this prospectus.


                                                ARTHUR ANDERSEN LLP


Milan, Italy
October 1, 1998